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               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 27, 1995, on our audits of the financial statements of Massachusetts Electric Company. We also consent to the reference to our firm under the caption "Experts".


                                   s/Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 5, 1995